Exhibit 99.1

Synthetic Biologics Announces Management Transitions in Support of Strategic Transformation

-Frank Tufaro, Ph.D., appointed as Chief Operating Officer of Synthetic Biologics, transitioning from Chief Operating Officer of VCN Biosciences-

-Manel Cascallό, Ph.D., appointed as General Director of Synthetic Biologics’ European Subsidiary, transitioning from Chief Operating Officer of VCN Biosciences-

Rockville, MD, March 23, 2022 – Synthetic Biologics, Inc. (NYSE American: SYN), a diversified clinical-stage company developing therapeutics designed to treat diseases in areas of high unmet need, today announced that Frank Tufaro, Ph.D., will transition from Chief Operating Officer of recently acquired VCN Biosciences (VCN) to Chief Operating Officer of Synthetic Biologics. Dr. Tufaro will be responsible for leading strategic operations and optimizing organizational functions. As part of this acquisition, Manel Cascallό, Ph.D., former CEO of VCN, was appointed as General Director of Synthetic Biologic’s European Subsidiary.

“During this important phase of Synthetic Biologics’ evolution, we are pleased to welcome Dr. Frank Tufaro as Chief Operating Officer and Dr. Manel Cascalló as General Director of Europe,” said Steven A. Shallcross, Chief Executive Officer of Synthetic Biologics. “As former members of VCN, Frank and Manel both bring extensive expertise in oncolytic adenoviruses and are uniquely suited to support our transformative clinical development strategy. Further, with our strengthened leadership team and expanded, differentiated pipeline, we should be well positioned to deliver on nearing pivotal milestones and continue to drive shareholder value.”

Dr. Cascallo commented, “This is an exciting time for Synthetic Biologics, and I look forward to working with this impressive team during our next stage of growth to fully exploit the potential of our lead clinical-stage drug candidate, VCN-01, while leveraging the encouraging preclinical and clinical data we generated through VCN’s oncolytic adenovirus (OV) development program.”

Dr. Frank Tufaro is a seasoned biotech executive with over 25 years of leadership experience. He has a track record of operational success, transactional acumen across licensing and collaborations, as well as developing and executing corporate business strategies. He is a pioneer in the development of oncolytic viruses and has deep expertise in clinical development and manufacturing functions. Prior to VCN Biosciences, Dr. Tufaro served as the CEO and board member of DNAtrix, Inc. a privately held biopharmaceutical company dedicated to developing novel oncolytic adenovirus therapeutics. Prior to this, Dr. Tufaro was CEO and Co-founder of Nurel Therapeutics, Inc., a biopharmaceutical company focused on virus-based gene therapies for the treatment of pain, and NeuroVir, Inc. (acquired by MediGene), a company engineering herpes simplex virus vectors for cancer therapy. Dr. Tufaro currently serves as a member of the Board of several companies including, Emergex USA Corporation and Protocol Intelligence, Inc., and is also an advisor to Replay Holdings, LLC. Prior to founding Neurovir, he was Professor of Microbiology and Immunology at the University of British Columbia, and has published extensively in the areas of molecular virology and oncolytic virus therapy, and is the inventor on several patents in the field of virology and gene therapy. Dr. Tufaro earned his Ph.D. from McGill University.

Dr. Manel Cascalló was previously the CEO of VCN Biosciences and brings deep expertise in the research and clinical development of oncolytic virus therapeutics and gene therapies. Dr. Cascalló has held leading research positions at the University of Barcelona, MD. Anderson Cancer Center, Merck Farma y Química, and at the Virotherapy Group of the Intitut Català d'Oncologia (ICO) – IDIBELL. His academic research explored novel biological agents for cancer treatment, and he is the co-inventor of five patents on the use of adenoviruses as antitumoral agents. Dr. Cascalló also brings regulatory expertise and has acted as an expert for the European Medicines Agencies (EMA). Additionally, Dr. Cascalló is a member of the Biosafety Committee at IDIBELL, where he is actively involved in the supervision of research protocols and provides advice in biosafety-related issues. Dr. Cascalló earned both his Ph.D. and his B.S. from University of Barcelona.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE American: SYN) is a diversified clinical-stage company developing therapeutics designed to treat diseases in areas of high unmet need. The Company recently consummated the acquisition of VCN Biosciences, S.L. (VCN), which is developing a new oncolytic adenovirus (OV) platform designed for intravenous (IV), intravitreal and antitumoral delivery to trigger tumor cell death, improve access of co-administered cancer therapies to the tumor, and promote a robust and sustained anti-tumor response by the patient’s immune system. In addition, the Company's lead candidates are: (1) SYN-004 (ribaxamase) which is designed to degrade certain commonly used IV beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent (a) microbiome damage, (b) Clostridioides difficile infection (CDI), (c) overgrowth of pathogenic organisms, (d) the emergence of antimicrobial resistance (AMR), and (e) acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients, and (2) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and include statements regarding the strengthened leadership team and expanded, differentiated pipeline, well positioning Synthetic Biologics to deliver on nearing pivotal milestones and continue to drive shareholder value and fully exploiting the potential of the lead clinical-stage drug candidate, VCN-01, while leveraging the encouraging preclinical and clinical data generated through VCN’s oncolytic adenovirus (OV) development program. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the expected contribution of Drs. Tufaro and Cascalló ,whether the combined business of Synthetic Biologics and VCN will be successful; Synthetic Biologics' and VCN's product candidates demonstrating safety and effectiveness, as well as results that are consistent with prior results;; the ability to complete clinical trials on time and achieve the desired results and benefits; continuing clinical trial enrollment as expected; the ability to obtain regulatory approval for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to Synthetic Biologics' and VCN's ability to promote or commercialize their product candidates for the specific indications; acceptance of product candidates in the marketplace and the successful development, marketing or sale of Synthetic Biologics' and VCN's products; developments by competitors that render such products obsolete or non-competitive; Synthetic Biologics' and VCN's ability to maintain license agreements;, the continued maintenance and growth of Synthetic Biologics' and VCN's patent estate; the ability to continue to remain well financed;, and other factors described in Synthetic Biologics' Annual Report on Form 10-K for the year ended December 31, 2021 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Investor Relations:

Chris Calabrese

LifeSci Advisors, LLC

ccalabrese@lifesciadvisors.com

917-680-5608